                                                                   Exhibit 10.28

                         FIRST AMENDMENT TO 3333 LEASE
                         -----------------------------

     THIS AMENDMENT, made as of the 1st day of November, 1997, between BANK ONE, ILLINOIS, N.A., not personally but solely as Trustee under Trust Agreement dated May 23, 1997, and known as Trust No. 11097 ("Landlord") and MAY & SPEH, INC. ("Tenant").

                                   RECITALS

     Landlord and Tenant are parties to a written lease dated June 2, 1997, ("3333 Lease"), for the entire building ("3333 Building") to be constructed at 3333 Finley Road, Downers Grove, Illinois. Section S.4 of the 3333 Lease grants Tenant certain options to acquire the 3333 Building and the land thereunder; provided that, Tenant also exercises the option to purchase the building ("1501 Building") commonly referred to as 1501 Opus Place, Downers Grove, Illinois and the land thereunder pursuant to the option granted in the lease between Landlord and Tenant also dated June 2, 1997 for the 1501 Building ("1501 Lease").

     The terms and conditions of Tenant's option to purchase the 1501 Building are set forth in Rider E to the 1501 Lease and the terms and conditions of the purchase of the 3333 Building are set forth in Rider E to the 3333 Lease. The purchase price for the 1501 Building is set forth in Rider E to the 1501 Lease and the purchase price for the 3333 Building is based on a formula which takes into account the purchase price for the 1501 Building. Landlord and Tenant desire to increase the purchase price for the 1501 Building and to make a similar reduction to the purchase price of the 3333 Building to permit Landlord to refinance the 1501 Building and to finance the construction of the 3333 Building.

     Landlord and Tenant also desire to modify the Base Building Improvements under the 3333 Lease to include the construction of a tunnel ("Tunnel") from the 3333 Building to the 3333 Building and to modify the Maximum Project Costs to take into account the change in the Base Building Improvements. In addition Landlord and Tenant have agreed on the interest rate to be used to determine the Base Rent and wish to set forth such amount in this amendment.

     Finally, Landlord exchanged a portion of the Land as described in the Lease located along Finley Road for a like parcel owned by the Village of Downers Grove and Landlord and Tenant desire to amend the Lease to reflect the change in the Land.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby amended as follows:

     1. All capitalized terms used herein shall have the same meanings as in the 3333 Lease unless otherwise defined herein.

     2. Exhibit A to the 3333 Lease shall be replaced by Exhibit A to this Amendment.

     3. Notwithstanding anything in the 3333 Lease to the contrary, the Base Building Improvements shall include the work described on attached Exhibit B.

     4. Notwithstanding anything in the 3333 Lease to the contrary, the Premises shall include the portion of the Tunnel located on the Land and Tenant's obligations under this Lease with respect to the Premises, including without limitation, its obligations to maintain and repair the Premises shall apply to the portion of the Tunnel included in the Premises.

     5. Rider A to the 3333 Lease shall be replaced with Rider A to this Amendment.

     6. Section 3.1 of the Purchase Contract attached as Rider E to the 3333 Lease is amended in its entirety to read as follows:

          3.1 PURCHASE PRICE. The purchase price ("Purchase Price") for the Property shall be __________________ ___________________
     ($__________________________).

     [The purchase price shall be the product of (i), (ii) and (iii) below, less Twelve Million Eight Hundred Thousand Dollars ($12,800,000.00) :

               (i) The Total Project Costs as defined in Rider A to the 3333 Lease;

               (ii) 1.125 and

               (iii) The lesser of (A) 1.04/N/ (where "N" is the number of years from January 1, 1997 to the Closing Date) and (B) one plus the percentage increase, if any, in the CPI (as defined in Rider A of the 3333 Lease) from January 1, 1997 to the Closing Date.

          Purchaser agrees to pay to Seller and Seller agrees to accept payment of the Purchase Price as follows:

               (a) At Closing, Purchaser shall accept title to the Property subject to the lien of the First Mortgage (which Purchaser or its nominee or designee will take subject to, and with respect to which First Mortgage and the loan evidenced and secured thereby Purchaser or its nominee or designee shall assume), and the outstanding principal balance thereunder shall be credited against the Purchase Price.

               (b) The remaining portion of the Purchase Price, subject to prorations and adjustments as provided in Section 8.1, shall be paid on the Closing Date by wire transfer of immediately available funds, first to the Title Company and then to an account specified by Seller, against delivery of instruments of transfer and the other documents specified in Section 7.1.

     7. Except for the provisions of this Amendment, all the terms, covenants, and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

     8. It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Tenant shall look solely to the interests of Landlord in the Building and Land; that this Lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as trustee; that neither Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually or personally, but only as trustee under the provisions of the trust agreement establishing the trust, or against any of the beneficiaries under the trust agreement establishing the trust on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord contained in this Lease, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                LANDLORD:

                                BANK ONE, ILLINOIS, NA, not personally, but as Trustee aforesaid


                                    RIDER ATTACHED HERETO IS HEREBY
                                By: EXPRESSLY MADE A PART HEREOF.
                                    --------------------------------------------
                                Its:
                                     -------------------------------------------


                                TENANT:

                                MAY & SPEH, INC.


                                By: /s/
                                    --------------------------------------------
                                Its: Executive Vice President, CFO
                                     -------------------------------------------

                                    RIDER A

                                   BASE RENT


(a) The annual Base Rent payable by Tenant for Term and the Extended Terms shall be as follows:

       (i)    First Phase Commencement Date through August 31, 2004.

              The annual Base Rent for each Office Space Phase for the period commencing on the Phase Commencement Date for such Space and ending on the Commencement Date shall be an amount equal to one third of the product of (x) the Fixed Rental Rate and (y) 50,000. The annual Base Rent for the period commencing on the Commencement Date and ending August 31, 2004, shall be an amount equal to the product of (x) the Fixed Rental Rate and (y) 150,000. The annual Base Rent computed pursuant to the preceding two sentences shall be subject to adjustment as follows:

              (A) If Tenant occupies any portion of the second and third floors of the Building prior to September 1, 2004 for the conduct of its business (including for storage space), then effective as of the date of such occupancy, the annual Base Rent shall be increased by the product of (i) the Fixed Rental Rate, (ii) 50,000 and (iii) the deemed equivalent of the percentage of such floors occupied by Tenant;

              (B) The annual Base Rent for the period commencing September 1, 2001 and ending August 31, 2004, shall not be less than an amount equal to the product of (x) the Fixed Rental Rate and (y) 175,000;

              (C) The annual Base Rent for the period commencing September 1, 2003 and ending August 31, 2004, shall not be less than an amount equal to the product of (x) the Fixed Rental Rate and (y) 200,000.

       (ii)   September 1, 2004 to August 31, 2009.

              The annual Base Rent for the period commencing September 1, 2004 and ending on August 31, 2009, shall be an amount equal to the product of (A) the Fixed Rental Rate, (B) 200,000 and (C) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase, if any, in the CPI between August 1998 and August 2004.

       (iii)  September 1, 2009 through August 31, 2014.

              The annual Base Rent for the period commencing September 1, 2009 and ending August 31, 2014 shall be an amount equal to the product of (A) the annual Base Rent in effect for August 2009, and (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase in the CPI between August, 2004 and August 2009.

       (iv)   September 1, 2014 through the last day of the initial Term.

              The annual Base Rent for the period commencing September 1, 2014 and ending on the last day of the initial Term shall be an amount equal to the product of (A) the annual Base Rent in effect for August 2014 and (B) the greater of (x) 1.03 and (y) the lesser of
              (aa) 1.06 and (bb) the average annual percentage increase in the CPI between August 2009 and August 2014.

       (v)    First Extended Term.

              The annual Base Rent for the First Extended Term, shall be an amount equal to the greater of (1) the Market Rent for the Premises for the First Extended Term and (2) the product of (A) the annual Base Rent in effect on the last day of the Term and (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase, if any, in the CPI between August 2014 and the month preceding the commencement of the First Extended Term.

       (vi)   Second Extended Term.

              The annual Base Rent for the Second Extended Term, shall be an amount equal to the greater of (1) the Market Rent for the Premises for the Second Extended Term and (2) the product of (A) the annual Base Rent in effect on the last day of the First Extended Term and (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase if any, in the CPI between the month preceding the commencement of the First Extended Term and the month preceding the commencement of the Second Extended Term.

       (vii)  Third Extended Term.

              The annual Base Rent for the Third Extended Term, shall be an amount equal to the greater of (1) the Market Rent for the Premises for the Third Extended Term and (2) the product of (A) the annual Base Rent in effect on the last day of the Second Extended Term and (B) the greater of (x) 1.03 and (y) the lesser of (aa) 1.06 and (bb) the average annual percentage increase, if any, in the CPI between the month preceding the commencement of the Second Extended Period and the preceding the commencement of month of the Third Extended Period.

       If the annual Base Rent for any period described above cannot be determined as of the first day of such period, then until such amount is determined, Tenant shall pay Base Rent at the minimum rate set forth for such period (or, in the case of the Base Rent as of Commencement Date, assuming the Fixed Rental Rate was $16.51). When the actual annual Base Rent is determined, Landlord shall notify Tenant in writing of such amount within thirty (30) days thereafter and Tenant, in the case of an underpayment, shall pay to Landlord any additional Base Rent due for the portion of such period prior to the date of such payment, or Landlord, in the case of an overpayment, shall pay to Tenant the amount of such overpayment.

       If Tenant exercises its option to extend the Term for an Extended Term, then within thirty (30) days after receipt of Tenant's notice exercising the Extension Option (or, if later, eight (8) months prior to the end of the then
Term), Landlord shall notify Tenant of its determination of the Market Rent for the Extended Term in question. If the Market Rent determined by Landlord is greater than the Base Rent determined pursuant to clause (2) of paragraphs
(a)(v), (vi) or (vii) above, as the case may be, then within thirty (30) days after receipt of Landlord's notice of the Market Rent, Tenant shall elect in a written notice ("Tenant's Rent Determination Notice"), delivered to Landlord either (i) to accept Landlord's determination of the Market Rent or (ii) to have the Market Rent determined by appraisal pursuant to paragraph (c) below, in which event Tenant shall also set forth its determination of the Market Rent. If Tenant fails to timely deliver such notice, Tenant will be deemed to have accepted Landlord's determination of the Market Rent.

(b)    As used in this Rider A and in the Lease:

       (i) "CPI" shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items (base index year 1982-84=100), for Chicago, Gary, Lake County, IL-IN-WI, as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, a reasonable adjustment shall be made by Landlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Landlord to make the adjustment referred to in the preceding sentence, then Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a university, a major bank or other financial institution, or a comparable and recognized financial publication.

       (ii) "Fixed Rental Rate" shall mean $16.51 per rentable square foot; provided that such amount shall be reduced $0.055 for every $100,000 (and prorated for amounts less than $100,000) that the Maximum Project Cost is less than $43,686,805; provided that there shall be no reduction in the Fixed Rental Rate if the Costs of Office Improvements, Costs due to changes (other than Landlord Scope Changes) and Tenant Delays exceeds $5,500,000 but is less than $6,000,000.

       (iii) "Maximum Project Cost" shall mean the sum of (A) the portion of the Total Project Costs (exclusive of Second Floor Construction Allowance, the Costs of Office Improvements and Costs due to Changes (other than Landlord Scope Changes and Tenant Delays) not in excess of $37,686,805 and (B) the portion of the Costs of Office Improvements, Costs due to Changes (other than Landlord Scope Changes) and Tenant Delays, not in excess of $6,000,000.

       (iv) "Market Rent" shall mean the then prevailing market rental rate per rentable square foot of area for space comparable to the space to be leased by Tenant pursuant for the term of the lease of such space, taking into account applicable loss factors, applicable lengths of lease term, the creditworthiness of the tenants, differences in the size of the space leased, the then market rental conditions, the condition of the subject premises and comparable space, the location of amenities in the Building and comparable buildings, the fact that this Lease is a triple net Lease, differences in operating expenses and taxes, Rent Concessions and other factors normally taken into account in determining fair market rent. As used herein, "Rent Concessions" means market rent credits or abatements, lease buy-outs or takeovers, the work letters and tenant improvement construction allowances provided under leases for comparable space and other market tenant inducement concessions. Market Rent shall be determined as a rate net of all Rent Concessions.

       (v) "Total Project Costs" shall mean the sum of (A) the Costs, as defined in Section 2.08 of the Lease, (B) all costs expended by Landlord to acquire the land and Building described in the 1501 Lease, (C) the $500,000 Repair Allowance provided Tenant under the 1501 Lease and (D) to the extent paid by Landlord the $1,250,000 Vacant Space Construction Allowance provided Tenant under Section
              S.3 of this Lease. Within 180 days after the Commencement Date, Landlord shall send Tenant a notice setting forth in detail the Total Project Costs exclusive of the Repair Allowance and Second Floor Construction Allowance.

(c)    If the Market Rent is to be determined by appraisal, then:

       (i) No later than fifteen (15) days following Tenant's Rent Determination Notice, Tenant shall select and retain an individual as an appraiser of its choice and give Landlord written notice of such appraiser's name, address and telephone number ("Tenant's Selection Notice").

       (ii) Within twenty (20) days after receipt of Tenant's Selection Notice, Landlord shall select and retain an appraiser of its choice and give Tenant written notice of such appraiser's name, address and telephone number "(Landlord's Selection Notice").

       (iii) The appraisers so selected by Tenant and Landlord shall then select an individual as a third appraiser within five (5) days after receipt by Tenant of Landlord's Selection Notice and furnish Landlord and Tenant written notice of such appraiser's name, address and telephone number and Landlord and Tenant shall retain the services of such third appraiser.

       (iv) Within fifteen (15) days following selection of the appraisers, Landlord and Tenant shall each simultaneously submit to the other their respective determinations of the Market Rent. During the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other's determination and on the seventh
              (7th) day Landlord's and Tenant's determinations (as previously submitted to the other party with no modifications or additions whatsoever) and Landlord's and Tenant's critiques shall be submitted to the appraisers.

       (v) The three (3) appraisers shall then determine by majority vote whether the Market Rent submitted by Landlord or the Market Rent submitted by Tenant is the Market Rent for the Premises for the Extended Term in question.

       All appraisers selected pursuant to this paragraph shall have at least ten (10) years experience with commercial property in the area where the Premises are situated and have an MAI certification or be licensed leasing brokers based in Metropolitan Chicago, shall not have a financial interest in Landlord or Tenant and shall otherwise be impartial.

       If Tenant fails to appoint its appraiser in the manner and within the time specified in (i) above, then the Market Rent shall be the Market Rent determined by Landlord. If Landlord fails to appoint its appraiser in the manner and within the time prescribed in clause (ii), then such Market Rent shall be the Market Rent set forth in the Tenant's Rent Determination Notice.

       If the appraisers selected by Tenant and Landlord fail to appoint the third appraiser within the time and in the manner prescribed in clause
       (iii) above, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third appraiser.

       The decision of the appraisers shall be binding, final and conclusive on the parties (unless it shall be manifest that the appraiser or one or more of the appraisers shall not be an impartial person) and shall be enforceable by either party in a court of competent jurisdiction. The cost of the foregoing appraisal process (including any court costs) shall be borne equally by the parties).